Exhibit 99.1

Assurant to Share Strategic Vision, 2022 Outlook

and Long-term Financial Objectives at Investor Day

Company expected to deliver significant earnings growth

and continued strong cash generation through 2024

NEW YORK, March 24, 2022 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today will host its virtual Investor Day where it will share its company vision and provide its financial outlook for 2022 and financial objectives for 2023-2024.

“Our long track record of outperformance gives us confidence in our ability to deliver on our stated financial objectives over the next three years,” said Keith Demmings, President and CEO, Assurant. “Our global business is well-positioned to achieve our vision to become the leading business services company supporting the advancement of the connected world.”

Assurant expects to deliver sustained 8-10 percent growth in adjusted EBITDA, excluding reportable catastrophes(1,2), and nearly $3 billion in segment cash generation(2,3) over the next three years. In addition to adjusted EBITDA, the company will also now include adjusted earnings per diluted share as a key performance metric for the company.

	2022 Outlook	2023-2024 Financial Objectives
Adjusted EBITDA, excluding reportable catastrophes(1,2)	8 percent to 10 percent growth	10 percent average annual growth

Adjusted earnings, excluding reportable catastrophes, per diluted share(1,2)	16 percent to 20 percent growth	12 percent or higher average annual growth

Segment cash generation	~$2.9 billion(2,3)

Demmings will be joined by four senior executives to highlight how the company’s market leadership and competitive advantages, along with favorable market and consumer trends, position Assurant to meet evolving needs and to thrive in a connected world.

Management will showcase the company’s progress since its last Investor Day in 2019, including successfully delivering against its enterprise financial objectives while outperforming the S&P 500(4). Presenters include:

•	Keith Demmings, President & Chief Executive Officer

•	Richard Dziadzio, EVP, Chief Financial Officer

•	Bob Lonergan, EVP, Chief Strategy & Risk Officer

•	Biju Nair, EVP, President of Global Connected Living

•	Suzanne Shepherd, SVP, Investor Relations and Sustainability

“As Assurant continues to evolve into a more fee-based, capital-light and service-oriented enterprise, sustained earnings growth and cash flow generation are expected to continue to provide us with the flexibility to target strategic investments to drive long-term growth while at the same time returning capital to shareholders and maintaining our investment grade and financial strength ratings,” said Demmings. “We have a proven track record of making high-return, strategic investments in our businesses, backed by a long history of returning capital to our shareholders, which we believe in combination will maximize value creation going forward.”

In the eighteen years since going public, Assurant has raised its common stock dividend every year and repurchased 66 percent of its common stock.

Given its ongoing shift to more fee-based businesses, beginning in first quarter 2022, Assurant will introduce adjusted earnings, excluding reportable catastrophes, per diluted share, in addition to adjusted EBITDA, excluding reportable catastrophes, as its performance metric for the enterprise. In addition, the company introduced a new metric within its Connected Living business, global mobile devices serviced, which includes the number of devices for which it provides value to its consumers and partners through trade-in, repair and broader dynamic fulfillment services. To provide investors with an opportunity to review the updated presentation prior to the publication of Assurant’s first quarter 2022 results, the financial supplement as of December 31, 2021 has been revised to reflect these and other changes. The revised financial supplement is available on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

(1)

Reportable catastrophes represent individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums.

(2)

The company outlook and financial objectives for adjusted EBITDA, excluding reportable catastrophes, adjusted earnings, excluding reportable catastrophes, per diluted share, and segment cash generation each constitute forward-looking information and the company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Many of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. For 2022, the company is able to quantify a full-year estimate of interest expense, depreciation expense and amortization of purchased intangible assets, each on a pre-tax basis, which are expected to be approximately $109 million, $85 million and $70 million, respectively. The interest expense estimate assumes no additional debt is incurred or extinguished in the forecast period and excludes after-tax interest expenses included in debt extinguishment and other related costs.

(3)	2022-2024 segment cash generation to approximate 75% of segment adjusted EBITDA, including a $120M annual catastrophe load, which represents average actual losses over the last three years.
(4)	Assurant’s total shareholder return was 107% compared to 80% for the S&P 500 from 12/31/2018 through 3/15/2022. Total shareholder return assumes dividends are reinvested. Data sourced from Factset.

Investor Day Webcast

A live webcast of the event will be held on March 24, 2022 at 9:00 a.m. E.T. A live Q&A session with management will be available for the investment community via the webcast platform as well as phone dial-in. The live and archived replay of the presentation will be available through the Investor Relations section of Assurant’s website at www.assurant.com. Slides of the presentation will be posted for viewing before the event begins.

About Assurant

Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 300 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on Twitter @Assurant.

Media Contacts:

Linda Recupero

Senior Vice President, Global Enterprise Communications

Phone: 201.519.9773

linda.recupero@assurant.com

Stacie Sherer

Vice President, Corporate Communications

Phone: 917.420.0980

stacie.sherer@assurant.com

Investor Relations Contacts:

Suzanne Shepherd

Senior Vice President, Investor Relations and Sustainability

Phone: 201.788.4324

suzanne.shepherd@assurant.com

Sean Moshier

Assistant Vice President, Investor Relations

Phone: 914.204.2253

sean.moshier@assurant.com

Safe Harbor Statement

Some of the statements included in this news release, including our business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, including performance outlook, financial objectives, business drivers, our ability to gain market share, and the strength, diversity, predictability and resiliency of enterprise and segment earnings, cash flows and other results, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook and financial objectives:

(i)

the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues;

(ii)	significant competitive pressures, changes in customer preferences and disruption;

(iii)	the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;

(iv)	the failure to find suitable acquisitions at attractive prices, integrate acquired businesses effectively or identify new areas for organic growth;

(v)	our inability to recover should we experience a business continuity event;

(vi)	the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;

(vii)	risks related to our international operations;

(viii)	declines in the value of mobile devices, or export compliance or other risks in our mobile business;

(ix)	our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;

(x)	risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;

(xi)	the impact of catastrophe and non-catastrophe losses, including as a result of climate change;

(xii)	negative publicity relating to our business or industry;

(xiii)	the impact of general economic, financial market and political conditions and conditions in the markets in which we operate;

(xiv)	the impact of the COVID-19 pandemic and measures taken in response thereto;

(xv)	the adequacy of reserves established for claims and our inability to accurately predict and price for claims;

(xvi)	a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;

(xvii)	fluctuations in exchange rates;

(xviii)	an impairment of goodwill or other intangible assets;

(xix)	the failure to maintain effective internal control over financial reporting;

(xx)	unfavorable conditions in the capital and credit markets;

(xxi)	a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;

(xxii)	an impairment in the value of our deferred tax assets;

(xxiii)	the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;

(xxiv)	the credit risk of some of our agents, third-party administrators and clients;

(xxv)	the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;

(xxvi)	limitations in the analytical models we use to assist in our decision-making;

(xxvii)	the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;

(xxviii)

breaches of our information systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyber attacks and as a result of working remotely;

(xxix)	the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection or tax;

(xxx)	the impact of litigation and regulatory actions;

(xxxi)	reductions or deferrals in the insurance premiums we charge;

(xxxii)	changes in insurance, tax and other regulations;

(xxxiii)	volatility in our common stock price and trading volume; and

(xxxiv)	employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.